UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
 _______________
Date of Report: November 17, 2023
(Date of earliest event reported)
 _______________
TENET HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
14201 Dallas Parkway
Dallas, Texas 75254
(Address of principal executive offices, including zip code)
(469) 893-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.05 par value	THC	New York Stock Exchange
6.875% Senior Notes due 2031	THC31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.
On November 17, 2023, Tenet Healthcare Corporation (the “Company”) issued a press release announcing the anticipated sale of three hospitals located in South Carolina (Coastal Carolina Hospital, East Cooper Medical Center and Hilton Head Hospital) and certain related operations. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.
For the last 12 months ended September 30, 2023, the three hospitals and certain related operations included in the sale generated revenues of approximately $552 million, pre-tax income of approximately $126 million and Adjusted EBITDA of approximately $150 million, excluding interest expense of approximately $1 million, litigation and investigation costs of approximately $3 million and depreciation and amortization expense of approximately $20 million.
The information contained in this Item 7.01 and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.
On November 17, 2023, the Company and certain of its subsidiaries entered into a definitive agreement (the “Asset Sale Agreement”) for the sale of three hospitals located in South Carolina (Coastal Carolina Hospital, East Cooper Medical Center and Hilton Head Hospital) and certain related operations to Novant Heath. Subject to the terms and conditions in the Asset Sale Agreement, the Company has agreed to sell these assets for approximately $2.4 billion in cash (after-tax proceeds of approximately $1.750 billion), subject to customary purchase price adjustments, including working capital and other items (the “Transaction”). The Transaction is not subject to a financing contingency. The Company estimates recording a pre-tax book gain of approximately $1.6 billion as a result of this anticipated transaction. The Company anticipates utilizing the proceeds from the Transaction primarily for debt retirement.
Under the Asset Sale Agreement, the Company's Conifer Health Solutions subsidiary will enter into a new and expanded fifteen-year contract to provide revenue cycle management services for the South Carolina hospitals and related operations.
The Asset Sale Agreement includes customary representations, warranties, covenants and termination provisions for each of the parties, as well as certain indemnities. The completion of the Transaction is subject to closing conditions, including but not limited to certain regulatory or governmental filings and approvals having been made or obtained, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. This transaction is anticipated to close in the first quarter of 2024.
Cautionary Statement
This report contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain, especially with regards to developments related to COVID-19. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to, the impact of the COVID-19 pandemic, and other factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2022 and other filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued on November 17, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: November 17, 2023	By:	/s/ THOMAS ARNST
Name: Thomas Arnst
Title: Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary